Exhibit 99.1

Adjusted Earnings Per Share*

$ 3.00

$ 2.77

$ 2.59

$ 2.50 $ 2.26

$ 2.01

$ 2.00 $ 1.88

$ 1.59

$ 1.50

$ 1.00

1998 1999 2000 2001 2002 2003

*For 2000-2003 Excludes Impairments, Strikes, Restructuring Charges And Accounting Changes

Annual Shareholders Meeting 5.04

Adjusted EPS Reconciliation

2000 2001 2002 2003

Reported EPS $ 2.13 $ 2.44 ($ 1.77) ($ 0.38)

Impairments - $ 0.15 $ 4.45 $ 2.06

Strike Impact $ 0.13 - - $ 0.23

Restructuring Charges - - $ 0.09

Inventory Accounting Change - - - $ 0.10

Adjusted EPS $ 2.26 $ 2.59 $ 2.77 $ 2.01

Annual Shareholders Meeting 5.04

Key Factors In EPS Decline 2003 Vs 2002

Reduction In Gross Profit Margin From: (0.40)

– Pricing And Promotional Investments

– Transition To Centralized Marketing

Reduction In ID Sales (0.17)

Increase In Health & Welfare Expense (0.13)

Increase In Pension Expense (0.13)

Other 0.07

Total Change (0.76)

Annual Shareholders Meeting 5.04

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